UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 1, 2007

FiberNet Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-7841	52-2255974
(Commission File Number)	(IRS Employer Identification No.)

570 Lexington Avenue, 3rd Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 405-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 1, 2007, FiberNet Telecom Group, Inc. (the “Company”) entered into a Lease Modification and Extension Agreement (the “Amendment”), with 60 Hudson Owner LLC, which is the landlord of the building located at 60 Hudson Street, New York, New York (the “Building”). The Amendment modifies the terms of an existing agreement of lease dated February 17, 1998 (as amended, the “Lease”), pursuant to which the Company is leasing a portion of the 19th Floor of the Building. Under the terms of the Amendment, the Company has agreed to lease an additional 11,315 square feet of space at the Building, primarily on the 12th Floor, and to extend the term of the Lease until July 31, 2022. Attached as Exhibit 10.1 is a copy of the Amendment.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Lease Modification and Extension Agreement dated March 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIBERNET TELECOM GROUP, INC.

By:	/s/ Charles Wiesenhart Jr.
Name:	Charles Wiesenhart Jr.
Title:	Vice President—Finance and Chief Financial Officer

Date: March 6, 2007